EXHIBIT 10.3

WAFERGEN BIO-SYSTEMS, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is executed May 12, 2015, by and between WAFERGEN BIO-SYSTEMS, INC., a Delaware corporation (the “Company”), and Rolland Carlson (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company wishes to grant Grantee a Nonstatutory Stock Option in connection with Grantee’s recent appointment as President and Chief Executive Officer (“CEO”) of the Company, subject to the terms provided in this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company anticipates that this Agreement will promote the best interests of the Company and its stockholders by providing Grantee a proprietary interest in the Company with a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries;

NOW, THEREFORE, in consideration of the Grantee’s entering into that certain Executive Employment Agreement, dated May 11, 2015, by and between the Grantee and the Company (the “Employment Agreement”) and the benefits that the Company will derive in connection with the services to be rendered by Grantee thereunder, the Company and Grantee hereby agree as follows:

1. Capitalized Terms; Determinations by Administrator.

(a)    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

(b)    The Administrator (as defined below) shall make all interpretations, rules and regulations necessary to administer this Agreement, and such determinations of the Administrator shall be binding upon Grantee. For purposes of this Agreement, the term “Administrator” shall mean the Compensation Committee of the Board of Directors. Any question or dispute regarding the administration or interpretation of this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

2. Option; Number of Shares; Option Price. The Option (as defined below) granted hereunder is intended to be a nonstatutory stock option and therefore shall not qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. Grantee shall have the right and option to purchase all or any part of an aggregate of one hundred fifty thousand (150,000) shares of $0.001 par value common stock of the Company (“Share(s)”) at the purchase price of $3.78 per Share (the “Option”).

3. Vesting and Expiration.

(a)    Vesting. The Option shall vest (become exercisable) and remain exercisable only in accordance with Annex 1 attached hereto.

(b)    Expiration. To the extent not previously exercised according to the terms hereof, the Option shall expire on the seven (7) year anniversary of the date hereof.

4. Exercise Period.

(a)    Disability. Upon Grantee’s termination of employment due to a Disability, Grantee shall have one (1) year from the date of such termination to exercise the Option granted hereunder as to all or part of the Shares subject to this Option provided Grantee has a present right to exercise such Option as of the date of such termination; provided, however, that this Option shall not be exercisable subsequent to the expiration date specified in Section 3(b), above.

(b)    Death. Upon Grantee’s termination of employment due to death, the Option, as to all or any part of the Shares subject to this Option, shall be exercisable provided Grantee has a present right to exercise such Option as of the date of such termination:
(1)    for one (1) year after Grantee’s death, but in no event subsequent to the expiration dates specified in Section 3(b), above; and

(2)    only (i) by the designated beneficiary of Grantee (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or (ii) if Grantee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of Grantee, or by the person or persons to whom the deceased rights of Grantee under the Option shall pass by will or the laws of descent and distribution. Grantee may change the beneficiary designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(c)    Other Terminations of Employment. Upon Grantee’s termination of employment for any reason other than those specified above in this Section 4, Grantee shall have ninety (90) days from the date of such termination to exercise the Option as to all or part of the Shares, provided Grantee has a present right to exercise such Option as of the date of such termination; provided, however, that the Option shall not be exercisable subsequent to the expiration dates specified in Section 3(b), above. Notwithstanding the foregoing, if Grantee’s employment is terminated for Cause, to the extent the Option held by Grantee is not effectively exercised prior to such termination, it shall lapse immediately upon such termination.

(d)    Extension of Exercise Period. The Administrator may in its sole discretion extend the period permitted for exercise of the Option upon Grantee’s termination of employment as otherwise provided in this Section 4 if allowable under applicable law.

5. Method of Exercising Option. Except as otherwise permitted by the Administrator, the Option shall be exercisable by delivery to the Company (to the attention of its Secretary), at its offices in Fremont, California, of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired as provided in Section 6, below, and (iii) execution of such other documentation as is determined to be necessary or appropriate by the Administrator from time to time the form of which shall be provided to Grantee at the time of execution and delivery of this Agreement. The Company shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (i) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from Grantee of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6. Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by Grantee, other property, or such other consideration consistent with the Agreement’s purpose and applicable law as may be determined by the Administrator from time to time. Except as otherwise determined by the Administrator at the time of grant, such price shall be paid in cash in full at the time that the Option is exercised. If Grantee is permitted by the Administrator to pay all or a part of the exercise price in Shares and elects to do so, Grantee may make such payment by delivering to the Company a number of Shares, either directly or by attestation, which are equal in value to the purchase or exercise price hereunder. For this purpose, all Shares so delivered shall be valued per share at the Fair Market Value (as defined above; provided, however, if a Share is not susceptible to valuation by the above method, the term “Fair Market Value” of a Share shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law) of a Share on the business day immediately preceding the day on which such Shares are delivered.

7. Transfer Restrictions; Compliance with Laws. Unless otherwise provided by the Administrator and except as provided below, the Option, and the rights and privileges conferred hereby, may not be transferred by Grantee, and shall be exercisable during the lifetime of Grantee only by Grantee. The Option shall not be subjected to execution, attachment or similar process. Grantee shall have the right to transfer the Option upon Grantee’s death, either to Grantee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if Grantee dies without a surviving designated beneficiary, by the terms of Grantee’s will or under the laws of descent and distribution, subject to any limitations set forth in this Agreement and all such distributees shall be subject to all terms and conditions of this Agreement to the same extent as Grantee would be if still living. Grantee agrees that Grantee shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws as determined by the Company as a condition precedent to the delivery of any Shares pursuant to this Agreement. In addition, Grantee agrees that, upon request, Grantee will furnish a letter agreement providing that (i) Grantee will not distribute or resell any of said Shares in violation of the Securities Act of 1933, as amended, (ii) Grantee will indemnify and hold the Company harmless against all liability for any such violation and (iii) Grantee will accept all liability for any such violation.

8. Nature of Option. Grantee shall not have any interest in any fund or in any specific asset or assets of the Company by reason of the Option granted hereunder, or any right to exercise any of the rights or privileges of a stockholder with respect to the Option until Shares are issued in connection with any exercise.

9. Adjustment provisions.

(a)    Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares of Company stock, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the number of Shares subject to the Option and the exercise price applicable to the Option shall be appropriately adjusted in such equitable and proportionate amount as determined by the Administrator. No fractional Share shall be issued under the Agreement resulting from any such adjustment but the Administrator in its sole discretion may make a cash payment in lieu of a fractional Share.

(b)    Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with the Option granted hereunder, (ii) the conversion of the outstanding Option into cash, (iii) the conversion of the Option into the right to receive securities, including options, of another person or entity upon such terms and conditions as are determined by the Administrator in its sole discretion and/or (iv) the lapse of the Option after notice in writing has been given that the Option may be exercised within a set period from the date of such notice and that any Option not exercised within such period shall lapse.

(c)    Binding Effect. Without limiting the generality of what is provided in Section 1 hereof and for avoidance of doubt, any adjustment, waiver, conversion or other action taken by the Administrator under this Section 9 shall be conclusive and binding on Grantee and the Company and any respective successors and assigns.

10. Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company at its offices in Fremont, California. Any notice to be given to Grantee may be addressed to Grantee’s address as it appears on the payroll records of the Company or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

11. Taxes. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Option, the delivery of underlying Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate the Grantee’s tax liability. The Company may require payment or reimbursement of or may withhold any minimum tax that it believes is required as a result of the grant or exercise of the Option, and the Company may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Company have been made with respect to such withholding obligations.

12. Nature of Award; Acknowledgments.

(a)
The Option shall not confer upon Grantee any right to continue employment with the Company or a subsidiary, nor shall it interfere in any way with the right of the Company or such subsidiary to terminate Grantee’s employment any time.

(b)
The Option, and any payments or other benefits received by Grantee under the Option, is discretionary and shall not be deemed a part of Grantee’s regular, recurring compensation for any purpose, including without limitation for purposes of termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided to Grantee unless expressly so provided by such other plan, contract or arrangement, or unless the Administrator expressly determines otherwise.

(c)	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Option or Grantee’s acquisition or sale of the underlying Shares.

(d)	Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Option.

13. Amendment. The Administrator may amend the Agreement; provided, however, that Grantee’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect Grantee’s rights hereunder. However, notwithstanding any other provision of the Agreement, the Administrator may not adjust or amend the exercise price of the Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 9 hereof.

14. Entire Agreement. This Agreement, together with the Employment Agreement, constitutes the final understanding between Grantee and the Company regarding the Option. In the event there is a conflict between this Agreement and the Employment Agreement, the Employment Agreement shall govern.

15. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16. Governing Law. This Agreement and all actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

WAFERGEN BIO-SYSTEMS, INC.

By:    /s/ Ivan Trifunovich
Name: Ivan Trifunovich
Title: Executive Chairman

The undersigned Grantee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof.

/s/ Rolland Carlson
Rolland Carlson

[SIGNATURE PAGE - OPTION AWARD AGREEMENT]

Annex 1
For so long as Grantee remains continuously an employee of the Company, this Option shall vest and become exercisable over a three (3) year period with one-third (1/3) of the Option vesting on the first (1st) anniversary, and the remaining two-thirds (2/3) of the Option vesting in eight (8) equal quarterly installments over two (2) years following the first (1st) anniversary.
Notwithstanding the foregoing, if the Company terminates Grantee’s employment with the Company other than For Cause within three (3) months before or twelve (12) months following a Change of Control, this Option shall vest and become exercisable in full on the date of such termination.
Except as described in the preceding paragraph or determined by the Administrator, upon Grantee’s termination of employment for any reason, Grantee shall forfeit the Option or portion of the Option that has not vested at the time of such termination. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is seven (7) years from the date of this Option. Following the expiration of this Option in accordance with the preceding sentence, all of Grantee’s rights hereunder will be forfeited and canceled in their entirety.
If Grantee ceases to remain continuously an employee of the Company, other than by reason of death or Disability or termination For Cause, no further installments of this Option shall become exercisable, and this Option shall expire (may no longer be exercised) after the passage of ninety (90) days from Grantee’s last day of employment, but in no event later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all of Grantee’s rights to exercise the Option will be forfeited and canceled in their entirety.
If Grantee ceases to remain continuously an employee of the Company as the result of termination For Cause, this Option shall expire (that is, may no longer be exercised) upon Grantee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever. Following the expiration of this Option in accordance with the preceding sentence, all of Grantee’s rights hereunder to exercise the Option will be forfeited and canceled in their entirety.
If Grantee dies while employed by the Company, this Option may be exercised, to the extent otherwise exercisable on the date of death, by Grantee’s estate, personal representative or beneficiary to whom this Option has been transferred, only at any time within one (1) year after the date of death, but not later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all of Grantee’s rights to exercise the Option will be forfeited and canceled in their entirety.
If Grantee ceases to remain continuously an employee of the Company by reason of Disability, this Option may be exercised, to the extent otherwise exercisable on the date of cessation of employment, only at any time within one year after such cessation of employment, but not later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all of Grantee’s rights to exercise the Option will be forfeited and canceled in their entirety.